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                                                                      EXHIBIT 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


 We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 2-96198) and the Registration Statement on Form S-8 (No. 33-60330) of Union Electric Company of our report dated February 2, 1994 appearing on page 19 of the 1993 Annual Report to Stockholders which is incorporated by reference in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 13 of this Form 10-K.



 /s/ PRICE WATERHOUSE

 PRICE WATERHOUSE


 One Boatmen's Plaza
 St. Louis, Missouri
 March 29, 1994